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                                                                      EXHIBIT 99


NEWS RELEASE                                CONTACTS:
RELEASE DATE: 12/23/98                      DAVID CRITTENDEN
                                            248-299-1077
                                            MUREM SHARPE
                                            MSX INTERNATIONAL, INC.
                                            248-299-1063
                                            dcrittenden@msxi.com
                                            msharpe@msxi.com

MSX INTERNATIONAL, INC. ACQUIRES MEGATECH ENGINEERING, INC. FROM JOHNSON CONTROLS, INCORPORATED

                             AUBURN HILLS, MICHIGAN

MSX International, Inc., a major provider of technology-based business services and product development services, announced today that it has acquired Megatech Engineering, Inc. from Johnson Controls, Incorporated. Terms of the transaction were not disclosed. Megatech is a major supplier of product engineering and technical staffing to the North American automotive industry. As part of the transaction, MSX International expects to further enhance its relationship with Johnson Controls, Incorporated to provide select engineering and product development services worldwide.

Megatech offers technical staffing and product development services specializing in vehicle interior, HVAC, and electrical design. Megatech's data management and prototype capabilities include laser scanning, fixture and secondary equipment design and construction, design verification and prototype parts. Megatech Academy, through a collaboration with Central Michigan University, offers a unique B.S. degree program in Vehicle Design. Founded in 1985, Megatech has approximately 500 employees and contractors. Its primary facilities are located in Warren, Michigan.

Lou Kincaid, vice president of worldwide engineering for Johnson Controls, said the sale of Megatech Engineering to MSX International represents an outstanding opportunity for the engineering group.

"We're extremely proud of the achievements of the Megatech organization," he said. "MSX International is a world-class organization, and an outstanding strategic fit for this group of people. We look forward to working in partnership with the MSX team on future engineering projects."

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Bill Billig, chairman and ceo of MSX International said, "The acquisition of
Megatech will enhance MSX International's broad range of capabilities in technical staffing and product development. The Megatech Academy will further complement our existing training programs. We are pleased to be associated with such a fine team of professionals."

John Risk, president of MSX International's product development services said, "With the acquisition of Megatech we are very pleased to have an opportunity to serve Johnson Controls, and other clients in support of their business with global automotive manufacturers."

With annual sales exceeding $1 billion, MSX International employs more than 12,000 professional staff and contract personnel at over 55 operating locations in 22 countries worldwide. MSX International offers its customers a wide range of technology-based services, both on-site and off-site, including product engineering and manufacturing engineering services; contract and temporary staffing; training services; purchasing support services; electronic document and information storage and retrieval services; process improvement consulting services; and marketing support services.

Johnson Controls, Inc. is a global leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of seating and interior systems and services, energy management and integrated facility management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin. Its sales for 1998 totaled $12.6 billion.

This document contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These important factors are discussed in the MSX International Registration Statement on Form S-4 (dated July 22, 1998).

MSX International headquarters is in Auburn Hills, Michigan. Visit MSX International's website at http://www.msxi.com. MSX International news releases are also available at http://www.prnewswire.com.

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